Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Announces Two Acquisitions
Liquid Asphalt Terminal Enhances Vertical Integration;
Hot Mix Asphalt Company Adds Service Markets in Florida
DOTHAN, AL, February 28, 2019 - Construction Partners, Inc. (NASDAQ: ROAD) (“CPI”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has completed two acquisitions in Florida for the aggregate purchase price of approximately $19 million, paid entirely from cash on hand. CPI expects to make customary capital improvements for both acquired businesses but does not anticipate these expenditures to be material.
Liquid Asphalt Terminal - Panama City, Florida
CPI acquired a liquid asphalt terminal located in Panama City, Florida. The acquisition is part of CPI’s vertical integration strategy, providing the ability to supply liquid asphalt to a number of its hot mix asphalt plants in the southern portion of the Company’s footprint, including Florida, Alabama and Georgia. CPI will use this terminal to receive, store and process liquid asphalt to be distributed to its hot mix asphalt plants. CPI currently anticipates that the terminal will primarily service its own plants, with minimal third-party sales.
Asphalt and Ready-Mixed Concrete Company - Okeechobee, Florida
CPI also acquired a hot mix asphalt and ready-mixed concrete business located in Okeechobee, Florida. This transaction enables CPI to serve new markets in south central Florida through an expanded geographic presence in the state.
“We are pleased to complete these two acquisitions that are consistent with our strategies of vertical integration and service market expansion in high-growth areas of the southeastern United States,” said Charles E. Owens, President and Chief Executive Officer of CPI. “We will expedite our integration efforts and expect operational and service-related synergies to modestly benefit our results of operations in fiscal 2019.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 31 hot mix asphalt plants, nine aggregate facilities and a liquid asphalt terminal. Publicly funded projects include local and state roadways, interstate highways, airport runways and bridges. The majority of CPI’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600

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